                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-34824
                    4 3/4% Convertible Senior Notes due 2007 CUSIP No. 65332VAR4



                           NEXTEL COMMUNICATIONS, INC.

                 PROSPECTUS SUPPLEMENT DATED NOVEMBER 13, 2000
                      TO PROSPECTUS DATED APRIL 26, 2000

           The selling security holders table on pages 19 - 22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 4 3/4% convertible senior notes due 2007:



                                                              Convertible Notes                  Common Stock
                                                        -----------------------------      -------------------------
                                                         Principal        Principal
                                                         Amount of        Amount of        Number of       Number of
                                                        Convertible      Convertible        Shares          Shares
          Name of Selling Security Holder               Notes Owned     Notes Offered       Owned          Offered
          -------------------------------               -----------     -------------      --------       ----------
Cygnus X1 Limited Partnership                            1,900,000       1,900,000            -0-             -0-
West 64 Limited                                          6,100,000       6,100,000            -0-             -0-